UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2020 (August 20, 2020)

AT HOME GROUP INC.

(Exact name of registrant as specified in charter)

Delaware	001-37849	45-3229563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 East Plano Parkway Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 265-6227

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HOME	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 20, 2020, At Home Holding III Inc., a Delaware corporation (“At Home III” or the “Issuer”) and indirect wholly owned subsidiary of At Home Group Inc. (“we”, “our” or the “Company”) closed an offering (the “Notes Offering”) of $275 million aggregate principal amount of 8.750% Senior Secured Notes due 2025 (the “Notes”). The Notes Offering was conducted pursuant to Rule 144A and Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the Notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The Notes are governed by an indenture dated August 20, 2020 (the “Indenture”) by and among At Home III, the guarantors from time to time party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”). Net proceeds of the issuance of the Notes were used, together with cash on our balance sheet, to repay all amounts outstanding under our previously existing $350 million Senior Secured Term Loan Facility (the “Term Loan”). The Notes bear interest at a fixed rate of 8.750% per annum, payable semi-annually in arrears on March 1 and September 1 of each year, commencing on March 1, 2021, and will mature on September 1, 2025.

The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by (i) At Home Holding II Inc., a Delaware corporation (“At Home II”) and direct parent of At Home III and (ii) certain of the Issuer's existing and future wholly owned domestic restricted subsidiaries (collectively, the “Guarantors”), all of which also guarantee our senior secured asset-based lending facility (the “ABL Facility”).

The Notes and the related guarantees are secured (i) on a first-priority basis by substantially all of the assets of the Issuer and the Guarantors other than the ABL Priority Collateral (as defined below) (such assets, the “Term Priority Collateral”) and (ii) on a second-priority basis by substantially all of the cash, cash equivalents, deposit accounts, accounts receivables, other receivables, tax refunds and inventory, and certain related assets of the Issuer and the Guarantors that secure the ABL Facility on a first priority basis (such assets, the “ABL Priority Collateral” and, together with the Term Priority Collateral, the “Collateral”), in each case subject to certain exceptions. The obligations under the ABL Facility are secured by a first-priority lien on the ABL Priority Collateral and a second-priority lien on the Term Priority Collateral.

The Notes are the senior secured obligations of the Issuer and the Guarantors. The Notes and the guarantees rank equal in right of payment with any of the existing and future senior indebtedness of the Issuer and the Guarantors and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes, including indebtedness under the ABL Facility. The Notes and the guarantees will rank senior in right of payment to any of the indebtedness of the Issuer and the Guarantors that is expressly subordinated to the Notes. The Notes and the guarantees will be effectively senior to any of the unsecured indebtedness of the Issuer and the Guarantors to the extent of the value of the Collateral. With respect to the Collateral, the Notes and the guarantees will be (x) effectively junior to the obligations of the Issuer and the Guarantors under the ABL Facility to the extent of the value of the ABL Priority Collateral securing the Notes and (y) effectively senior to the obligations of the Issuer and the Guarantors under the ABL Facility to the extent of the value of the Term Priority Collateral securing the ABL Facility. The Notes and the guarantees will be effectively subordinated to any indebtedness and other liabilities secured by any assets not constituting Term Priority Collateral or ABL Priority Collateral, to the extent of the value of the assets subject to those liens. The Notes will be structurally subordinated to all indebtedness and other liabilities of the Issuer’s existing and future subsidiaries that do not guarantee the Notes.

The Issuer may redeem the Notes, in whole or in part, at any time prior to September 1, 2022 at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the redemption date plus a make-whole premium. In addition, at any time prior to September 1, 2022, but not more than once during each 12-month period commencing with the issue date of the Notes, the Issuer may redeem up to 10% of the aggregate original principal amount of the Notes at a redemption price of 103% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date. At any time prior to September 1, 2022, the Issuer may also redeem up to 40% of the aggregate principal amount of the Notes with the net cash proceeds from certain equity offerings, at a redemption price equal to 108.750% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date.

On or after September 1, 2022, the Issuer may redeem all or part of the Notes at the following redemption prices, plus accrued and unpaid interest, if any, to, but not including, the redemption date, if redeemed during the 12-month period commencing September 1 of the years set forth below:

Period	Redemption Price
2022	104.3750%
2023	102.1875%
2024 and thereafter	100.0000%

If the Issuer experiences a change of control as set forth in the Indenture, any holder of Notes may require the Issuer to repurchase all or a portion of the Notes so held at a price equal to 101% of the principal amount of such Notes, plus any accrued and unpaid interest on the Notes repurchased, if any, to, but not including, the date of repurchase.

The Indenture contains covenants that, among other things, restrict the ability of the Issuer and certain of its subsidiaries to (i) incur additional debt; (ii) pay dividends or distributions on the Issuer's capital stock or redeem, repurchase or retire the Issuer's capital stock or subordinated debt; (iii) issue preferred stock or disqualified stock of the Issuer's restricted subsidiaries, (iv) make certain investments; (v) create liens on the Issuer's or its subsidiary Guarantors' assets to secure debt; (vi) pay dividends or other amounts to us from the Issuer’s restricted subsidiaries that are not guarantors of the Notes; (vii) enter into transactions with affiliates; (viii) merge or consolidate with another company; and (ix) sell assets, including capital stock of the Issuer and its subsidiaries. These limitations are subject to a number of important qualifications and exceptions.

The Indenture contains customary Events of Default (as defined in the Indenture), including:

•	default for 30 days in the payment when due of interest on the Notes;

•	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

•	failure by At Home III or its subsidiaries to comply with their other obligations under the Notes, the Indenture or the security documents, subject to notice and grace periods;

•	payment defaults and accelerations with respect to certain other indebtedness of At Home III and certain of its subsidiaries;

•	specified events involving bankruptcy, insolvency or reorganization of At Home III or certain of its subsidiaries;

•	failure by At Home III or certain of its subsidiaries to pay certain final judgments;

•	a guarantee of At Home II or a significant subsidiary of the Issuer ceases to be in full force and effect in any material respect, or any such Guarantor denies or disaffirms in writing its obligations under the Indenture, any guarantee or any security document, subject to notice and grace periods; and

•	other than in connection with satisfaction of the obligations under the Indenture or release of collateral in accordance with the terms of the applicable Indenture, (i) a security interest with respect to certain collateral ceases to be valid and perfected or is declared invalid or unenforceable, subject to notice and a grace period, or (ii) At Home III or a Guarantor asserts in a pleading in any court of competent jurisdiction that any security interest securing the Notes is invalid or unenforceable.

Upon an Event of Default, the Trustee or the holders of at least 30% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable immediately. In the case of Events of Default relating to bankruptcy, insolvency or reorganization of the Issuer, all outstanding Notes will become due and payable immediately without further action or notice.

The above description of the Indenture and the Notes is a summary only and is subject to, and qualified entirely by, the Indenture and the Notes, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Wells Fargo Bank, National Association is the Trustee under the Indenture and the Collateral Agent under the Indenture and the security documents related thereto, and has been appointed by the Issuer as registrar and a paying agent with regard to the Notes. In addition, Wells Fargo Bank, National Association, or an affiliate thereof, also acted as initial purchaser in the offering of the Notes, is a lender under the ABL Facility and, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or may in the future receive customary fees and expenses.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the Notes Offering, on August 20, 2020 (the “Termination Date”) we repaid the $334.2 million outstanding borrowings under and terminated the first lien credit agreement (the "First Lien Agreement"), using the net proceeds of the Notes Offering together with cash from our balance sheet. The First Lien Agreement had provided for a Term Loan in an aggregate principal amount of $350.0 million. Absent termination, the Term Loan would have matured in June 2022 and was repayable in equal quarterly installments of approximately $0.9 million for an annual aggregate amount equal to 1.00% of the principal amount. At Home III, as the borrower under the Term Loan, had the option of paying interest on a 1-month, 2-month or quarterly basis on the Term Loan at an annual rate of LIBOR (subject to a 1.00% floor) plus 4.00%, subject to a 0.50% reduction if it achieved a specified secured net leverage ratio level, which was met during the fiscal year ended January 28, 2017 and for which At Home III had continued to qualify through the Termination Date. The Term Loan was prepayable, in whole or in part, without premium at our option.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is also responsive to Item 2.03 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are provided as part of this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Indenture, dated as of August 20, 2020 by and among At Home Holding III Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as Trustee and as Collateral Agent.

4.2	Form of 8.750% Senior Secured Notes due 2025 (included within the Indenture filed as Exhibit 4.1).

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline Instance XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 26, 2020	AT HOME GROUP INC.

	By:	/s/ Mary Jane Broussard
	Name:	Mary Jane Broussard
	Title:	Chief Administrative Officer, General Counsel and Secretary